EXHIBIT 99.1

                                 CERTIFICATIONS

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended June 30, 2002 of American Insured Mortgage Investors (the "Issuer").

The undersigned named officers of the Issuer, certify that to the best of their knowledge:

(i)  the Form 10-Q fully  complies  with the  requirements  of section  13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d));

(ii) the information contained in the Form 10-Q fairly represents, in all material respects, the financial condition and results of operations of the Issuer.


                                                     AMERICAN INSURED
                                                     MORTGAGE INVESTORS
                                                     (Registrant)

                                                     By:  CRIIMI, Inc.
                                                          General Partner



August 14, 2002                                      /s/ William B. Dockser
---------------                                      ---------------------------
Date                                                 William B. Dockser
                                                     Chairman of the Board and
                                                     Chief Executive Officer


August 14, 2002                                      /s/ Cynthia O. Azzara
---------------                                      ---------------------------
Date                                                 Cynthia O. Azzara
                                                     Senior Vice President,
                                                     Chief Financial Officer and
                                                     Treasurer